Exhibit 10.3

GLOBAL GEOPHYSICAL SERVICES, INC.

KEY EMPLOYEE INCENTIVE PLAN

AWARD AGREEMENT

Global Geophysical Services, Inc. (the “Company”), hereby grants, effective as of __________________, 2014 (the “Grant Date”) to _______________ (the “Participant”), an Eligible Employee of the Company, as defined in the Global Geophysical Services, Inc. Key Employee Incentive Plan, as established effective ___________, 2014, and thereafter amended from time to time (the “Plan”), a Basic KEIP Pool Percentage of ___% and an Alternative Proposal KEIP Pool Percentage of ___%, subject to the following terms and conditions:

    1. Relationship to Plan.  This Award Agreement is issued in accordance with and subject to all of the terms, conditions and provisions of the Plan, a copy of which is attached hereto as Exhibit A, and administrative interpretations thereunder, if any, which have been or may be adopted by the Committee.  Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.  Any conflict between this Award Agreement and the terms of the Plan shall be interpreted in favor of the terms of the Plan.

    2. Entire Agreement.  This Award Agreement and the Plan represent the entire agreement of the parties with respect to the subject matter hereof, and supersedes any prior agreement or understanding.

In witness whereof, the Company and the Participant have executed this Award Agreement effective as of the Grant Date.

GLOBAL GEOPHYSICAL SERVICES, INC.

By
Name:
Title:

PARTICIPANT

[Name]

EXHIBIT A

Global Geophysical Services, Inc. Key Employee Incentive Plan